Exhibit 99.3

EMPLOYMENT AGREEMENT

This employment agreement (this “Agreement”) dated as of August 1, 2011 (the “Effective Date”), is made by and between China Jo-Jo Drugstores, Inc., a Nevada corporation (the “Company”), and Frank Ming Zhao (the “Executive,” and with the Company, each a “Party” and collectively the “Parties”).

1. EMPLOYMENT AND TERM.

(a)           Employment. Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company. During the Employment Term (as defined below), the Executive shall serve as the Chief Financial Officer of the Company. In such capacity, the Executive shall perform the customary duties of such position and such other duties as may be reasonably assigned to the Executive by the Board of Directors of the Company (the “Board”), and shall exercise such supervision and powers over and with regard to the business of the Company customarily associated with, such position.  The Executive acknowledges that he possesses all related expertise and skills necessary to carry out all such duties properly, accurately and independently.

During the Employment Term, the Executive shall report directly to the Chief Executive Officer and the Board. The Executive shall lawfully obey the directions of the Chief Executive Officer and the Board to whom the Executive reports and shall use his diligent efforts to promote the interests of the Company and to maintain and promote the reputation thereof.

During the Employment Term, the Executive shall use his best efforts to perform his duties under this Agreement and to accomplish the tasks as may be assigned to him and shall devote a majority of his business time, energy and skill in the performance of his duties with the Company. The Executive shall strictly comply with all applicable laws and regulations, and such rules, regulations, labor disciplines, work criterion and professional ethical codes stipulated by the Company, and shall take good care of the Company’s properties.

(b)           Employment Term. Except for earlier termination as provided in Section 5, the Executive's employment under this Agreement shall be for two (2) years commencing on the Effective Date and ending on July 31, 2013 (the “Initial Term”). Subject to Section 5, at the end of the Initial Term, this Agreement may be extended by mutual agreement of the Parties (each an “Additional Term”).  The amount of compensation payable to the Executive for any Additional Term shall be discussed and agreed upon in writing by the Parties at least 30 days before the end of the Employment Term.  The Initial Term and any Additional Term shall be referred to herein as the “Employment Term.”

2. COMPENSATION.

(a)           Base Salary. In consideration of the services to be rendered by the Executive during the Initial Term, the Company hereby agrees to pay the Executive One Hundred Thousand US Dollars ($100,000) per year, payable in equal monthly installments in accordance with the usual practice of the Company (the “Base Salary”). The Base Salary shall be subject to annual review by the Compensation Committee of the Board to consider and determine, in its sole discretion, certain adjustments thereto.

(b)           Equity Grant.  As an inducement for the Executive to enter into this Agreement, the Company shall grant the Executive 40,000 shares of the Company’s common stock, par value $0.001 per share, in the form of a restricted stock grant under the Company’s 2010 Equity Incentive Plan, and upon such additional terms and conditions as set forth in a restricted stock award agreement to be entered into between the Parties.

(c)           D&O Insurance. During the Term, the Company shall include the Executive as insured under a directors and officers insurance policy (the “D&O Insurance”) with initial coverage of $5,000,000 from an insurance carrier that has a minimum rating of XII A as defined by the A.M. Best Company. If any member of the Board enters into an indemnification agreement with the Company as part of the D&O Insurance, the Executive shall be entitled to enter into an agreement of like tenor with the Company. Additionally, if the Board decides to increase the coverage of the D&O Insurance, the Executive shall be covered by such policy.

(d)           Business Expenses.  Upon presentation of appropriate documentation, the Executive shall be reimbursed for all reasonable and necessary transportation and lodging expenses incurred in connection with the performance of his duties hereunder (excluding meals expenses), all in accordance with the Company's expense reimbursement policy applicable to senior executives from time to time in effect.  When the Executive is required to travel on behalf of the Company’s business, the cost of an economic class flight ticket for domestic travels within the People’s Republic of China (the “PRC”), a business class flight ticket for international travels outside of the PRC, and accommodation in at least a “four star” hotel shall be included hereunder as reimbursable business expenses.

3.           EARLY TERMINATION.  The Executive’s employment and the Employment Term shall terminate on the first of the following to occur:

(a)           Executive’s Death.  Immediately upon the Executive’s death.

(b)           Executive’s Disability.  The thirtieth (30th) day following a written notice of termination by the Company to the Executive due to the Executive’s Disability. For purposes of this Section, “Disability” shall mean a determination  by the Company in accordance with applicable law that due to a physical or mental injury, infirmity or incapacity, the Executive is unable to perform the essential functions of his job with or without accommodation for 60 days (whether or not consecutive) during any 12-month period.

(c)           For Cause by the Company.  Immediately upon written notice of termination by the Company to the Executive for Cause. For purposes of this Section, “Cause” shall mean, as determined by the Board (or its designee): (1) conduct by the Executive in connection with his employment duties or responsibilities that is fraudulent, unlawful or grossly negligent; (2) willful misconduct of the Executive; (3) willful and continued failure of the Executive to perform his duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness); (4) commission by the Executive of any felony or any crime involving moral turpitude; (5) violation of any material policy of the Company or any material provision of the Company’s code of conduct, employee handbook or similar documents; or (6) any material breach by the Executive of any provision of this Agreement or any other written agreement entered into by the Executive with the Company.

(d)           For Cause by the Executive.  Immediately upon written notice of termination by the Executive to the Company for Cause. For purposes of this Section, “Cause” shall mean any material breach by the Company of any provision of this Agreement or any other written agreement entered into by the Executive with the Company.

(e)           Effect of Termination. Upon termination of Executive’s employment and the Employment Term pursuant to this Section 3, the Company shall pay the Executive any unpaid Base Salary accrued and any unreimbursed business expenses properly incurred through the date of termination.

4.           PROTECTION OF THE COMPANY'S BUSINESS.

(a)           Confidentiality.  The Executive acknowledges that during the course of his employment by the Company (prior to and during the Employment Term), he has and will occupy a position of trust and confidence. No information of the Company may be disclosed by the Executive without prior consent of the Board regarding disclosure.  The Executive shall hold in a fiduciary capacity for the benefit of the Company and shall not disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Company, except (i) as in good faith deemed necessary by the Executive to perform his duties hereunder, (ii) to enforce any rights or defend any claims hereunder,  provided that  such disclosure is relevant to the enforcement of such rights or defense of such claims and is only disclosed in the formal proceedings related thereto, (iii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with jurisdiction to order him to divulge, disclose or make accessible such information,  provided that  the Executive shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment.  The Executive shall take all reasonable steps to safeguard the Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.  The Executive understands and agrees that the Executive shall acquire no rights to any such Confidential Information. “Confidential Information” shall mean information about the Company, its subsidiaries and affiliates, and their respective clients and customers that is not disclosed by the Company and that was learned by the Executive in the course of his employment by the Company, including, but not limited to, any proprietary knowledge, trade secrets, data and databases, formulae, sales, financial, marketing, training and technical information, client, customer, supplier and vendor lists, competitive strategies, computer programs and all papers, resumes, and records (including computer records) of the documents containing such Confidential Information.

(b)           Non-Competition.  During the Employment Term and for the one-year period following the termination of the Executive's employment for any reason (the "Restricted Period"), the Executive shall not, directly or indirectly, without the prior written consent of the Company, provide employment (including self-employment), directorship, consultative or other services to any business, individual, partner, firm, corporation, or other entity that competes with any business conducted by the Company or any of its subsidiaries or affiliates on the date of the Executive's termination of employment or within one year of the Executive's termination of employment in the geographic locations where the Company and its subsidiaries or affiliates engage or propose to engage in such business (the “Business”). Nothing herein shall prevent the Executive from having a passive ownership interest of not more than 2% of the outstanding securities of any entity engaged in the Business whose securities are traded on a national securities exchange.

(c)           Non-Solicitation of Employees. The Executive recognizes that he possesses and will possess confidential information about other employees of the Company and its subsidiaries and affiliates relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with customers of the Company and its subsidiaries and affiliates. The Executive recognizes that the information he possesses and will possess about these other employees is not generally known, is of substantial value to the Company and its subsidiaries and affiliates in developing their business and in securing and retaining customers, and has been and will be acquired by him because of his business position with the Company. The Executive agrees that, during the Restricted Period, he will not, directly or indirectly, (i) solicit or recruit any employee of the Company or any of its subsidiaries or affiliates (a “Current Employee”) or any person who was an employee of the Company or any of its subsidiaries or affiliates during the twelve (12) month period immediately prior to the date the Executive's employment terminates (a “Former Employee”) for the purpose of being employed by him or any other entity, or (ii) hire any Current Employee or Former Employee.

(d)           Non-Solicitation of Customers.  The Executive agrees that, during the Restricted Period, he will not, directly or indirectly, solicit or attempt to solicit (i) any party who is a customer or client of the Company or its subsidiaries, who was a customer or client of the Company or its subsidiaries at any time during the twelve (12) month period immediately prior to the date the Executive's employment terminates or who is a prospective customer or client that has been identified and targeted by the Company or its subsidiaries for the purpose of marketing, selling or providing to any such party any services or products offered by or available from the Company or its subsidiaries, or (ii) any supplier or vendor to the Company or any subsidiary to terminate, reduce or alter negatively its relationship with the Company or any subsidiary or in any manner interfere with any agreement or contract between the Company or any subsidiary and such supplier or vendor.

(e)           Property.  The Executive acknowledges that all originals and copies of materials, records and documents generated by him or coming into his possession during his employment by the Company or its subsidiaries are the sole property of the Company and its subsidiaries (“Company Property”).  During the Employment Term, and at all times thereafter, the Executive shall not remove, or cause to be removed, from the premises of the Company or its subsidiaries, copies of any record, file, memorandum, document, computer related information or equipment, or any other item relating to the business of the Company or its subsidiaries, except in furtherance of his duties under this Agreement.  When the Executive's employment with the Company terminates, or upon request of the Company at any time, the Executive shall promptly deliver to the Company all copies of Company Property in his possession or control.

(f)           Non-Disparagement.  Executive shall not, and shall not induce others to, Disparage the Company or its subsidiaries or affiliates or their past and present officers, directors, employees or products. “Disparage” shall mean making comments or statements to the press, the Company’s or its subsidiaries’ or affiliates’ employees or any individual or entity with whom the Company or its subsidiaries or affiliates has a business relationship which would adversely affect in any manner (1) the business of the Company or its subsidiaries or affiliates (including any products or business plans or prospects), or (2) the business reputation of the Company or its subsidiaries or affiliates, or any of their products, or their past or present officers, directors or employees.

(g)           Cooperation.  Subject to the Executive's other reasonable business commitments, following the Employment Term, the Executive shall be available to cooperate with the Company and its outside counsel and provide information with regard to any past, present, or future legal matters which relate to or arise out of the business the Executive conducted on behalf of the Company and its subsidiaries and affiliates, and, upon presentation of appropriate documentation, the Company shall compensate the Executive for any out-of-pocket expenses reasonably incurred by the Executive in connection therewith.

(h)           Equitable Relief and Other Remedies.  The Executive acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of this Section 4 would be inadequate and, in recognition of this fact, the Executive agrees that, in the event of such a breach or threatened or attempted breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

(i)           Liability.    Notwithstanding the provisions in this Section 4, the Executive shall not be liable for any mistakes of fact, errors of judgment, for losses sustained by the Company or any subsidiary or for any acts or omissions of any kind, unless caused by the negligence or willful or intentional misconduct of the Executive or any person or entity acting for or on behalf of the Executive.

(j)           Survival of Provisions.  The obligations contained in this Section 4 shall survive in accordance with their terms the termination or expiration of the Executive's employment with the Company and shall be fully enforceable thereafter.

5.           NO ASSIGNMENT.  This Agreement is personal to each of the Parties.  Except as provided below, no Party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other Party hereto; provided, however, that the Company may assign this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company.

6.           NOTICES. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (1) on the date of delivery if delivered by hand, (2) on the date of transmission, if delivered by confirmed facsimile, (3) on the first business day following the date of deposit if delivered by guaranteed overnight delivery service, or (4) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

4-2-1102, Xiao Xiang Yuan,
Chun Jiang Hua Yue,
Hangzhou, PRC 310008
Attn: Frank Ming Zhao
Fax: +86-571-87191117

If to the Company:

China Jo-Jo Drugstores, Inc.
Room 507-513, 5th Floor A Building, Meidu Plaza
Gongshu District
Hangzhou, Zhejiang Province, PRC 310000
Fax: +86-571-88233598

With a copy (which does not constitute a notice) to:

LKP Global Law, LP
1901 Avenue of the Stars Suite 480
Los Angeles, CA 90067
Attn: Kevin K. Leung, Esq.
Fax: (424) 239-1890

or to such other address as either Party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

7.           SECTION HEADINGS AND INTERPRETATION. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

8.           SEVERABILITY.  The provisions of this Agreement shall be deemed severable and the invalidity of unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

9.           COUNTERPARTS.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.

10.         GOVERNING LAW.  This Agreement is being made and executed in and is intended to be performed in the State of Nevada, and shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of Nevada without regard to its conflict or choice of law rules.

11.         ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

12.         WAIVER AND AMENDMENT.  No provision of this Agreement may be modified, amended, waived or discharged unless such waiver, modification, amendment or discharge is agreed to in writing and signed by the Executive and such officer or director as may be designated by the Board. No waiver by either Party at any time of any breach by the other Party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver or similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

13.         WITHHOLDING. The Company may withhold from any and all amounts payable under this Agreement such federal, state, local and foreign taxes as may be required to be withheld pursuant to any applicable law or regulation.

14.         AUTHORITY AND NON-CONTRAVENTION.  The Executive represents and warrants to the Company that he has the legal right to enter into this Agreement and to perform all of the obligations on his part to be performed hereunder in accordance with its terms and that he is not a party to any agreement or understanding, written or oral, which could prevent him from entering into this Agreement or performing all of his obligations hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

CHINA JO-JO DRUGSTORES, INC.

/s/ Liu Lei
By: Liu Lei
Title: Chief Executive Officer

EXECUTIVE

/s/ Frank Ming Zhao
Frank Ming Zhao